UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2000

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On September 6, 2000, the Corporation announced that it has identified the components of the previously-targeted US $40 million in expenditure cuts, designed to realign the company's costs with its expected achievable revenues. As part of this plan, the Corporation announced the proposed consolidation of its engineering operations, based in Dublin, Ireland, to its corporate headquarters in Ottawa, Canada. A total of 139 positions at the Dublin facility will be affected as a result of the move, although there will be opportunities for some of the affected employees to relocate to Canada.

See press release attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Information and Exhibits

EXHIBITS.

(c) Exhibits

99.1 Press Release issued by Corel Corporation on September 6, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2000

COREL CORPORATION

(Registrant)

By:	/s/ John Blaine

John Blaine
Chief Financial Officer, Executive Vice President Finance and Treasurer
(Principal Accounting Officer)